                                                                        EX-99.M3

                          UBS INVESTMENT FUNDS CLASS
                           SELECTED DEALER AGREEMENT
                            SCHEDULE OF 12B-1 FEES

                                   EXHIBIT B


=========================================================================================================
           SERIES                 DISTRIBUTION FEE            SERVICE FEE             TOTAL 12B-1 FEES
---------------------------------------------------------------------------------------------------------
          Global Fund                 0.40%                      0.25%                      0.65%
---------------------------------------------------------------------------------------------------------
       Global Equity Fund             0.51%                      0.25%                      0.76%
---------------------------------------------------------------------------------------------------------
        Global Bond Fund              0.24%                      0.25%                      0.49%
---------------------------------------------------------------------------------------------------------
       U.S. Balanced Fund             0.25%                      0.25%                      0.50%
---------------------------------------------------------------------------------------------------------
        U.S. Equity Fund              0.27%                      0.25%                      0.52%
---------------------------------------------------------------------------------------------------------
         U.S. Bond Fund               0.22%                      0.25%                      0.47%
---------------------------------------------------------------------------------------------------------
  Global (ex-U.S.) Equity Fund        0.59%                      0.25%                      0.84%
---------------------------------------------------------------------------------------------------------
   U.S. Large Capitalization          0.27%                      0.25%                      0.52%
          Equity Fund
---------------------------------------------------------------------------------------------------------
   U.S. Large Capitalization          0.52%                      0.25%                      0.77%
          Growth Fund
---------------------------------------------------------------------------------------------------------
   U.S. Small Capitalization          0.52%                      0.25%                      0.77%
              Fund
---------------------------------------------------------------------------------------------------------
      High Yield Bond Fund            0.60%                      0.25%                      0.85%
---------------------------------------------------------------------------------------------------------
  Emerging Markets Equity Fund        0.60%                      0.25%                      0.85%
---------------------------------------------------------------------------------------------------------
   Emerging Markets Debt Fund         0.50%                      0.25%                      0.75%
=========================================================================================================


Approved: May 19, 1997
Amended:  November 24, 1997 and August 24, 1998

                                                                        EX-99.M3

                             UBS INVESTMENT FUNDS
                          SELECTED SELLING AGREEMENT

                             COMPENSATION SCHEDULE

                                   Exhibit A


As compensation for the sales of shares of the series of the UBS Investment Funds (individually a "Series" and collectively, the "Series"), and as compensation for ongoing shareholder servicing and distribution functions, UBS AG (the "Bank") will receive .25% of the aggregate dollar amount of shares of the Series held in the accounts of Bank's customers and not redeemed. In addition, as compensation for distribution services, the Bank will be entitled to receive the following fees based upon the amount of shares of the Series held in the accounts of the Bank's customers and not redeemed, or such lesser amount as may be determined from time to time by the Board of Trustees of the Trust:


               Global Fund                                  0.65%
               Global Equity Fund                           0.76%
               Global Bond Fund                             0.49%
               U.S. Balanced Fund                           0.50%
               U.S. Equity Fund                             0.52%
               U.S. Bond Fund                               0.47%
               Global (ex-U.S.) Equity Fund                 0.84%
               U.S. Large Capitalization Equity Fund        0.52%
               U.S. Large Capitalization Growth Fund        0.77%
               U.S. Small Capitalization Fund               0.77%
               High Yield Bond Fund                         0.85%
               Emerging Markets Equity Fund                 0.85%
               Emerging Markets Debt Fund                   0.75%

Such fees will be paid quarterly from the date of original sales of shares until the Bank is no longer named the broker of record.

It is understood that the above compensation arrangement may be amended or discontinued at any time at the discretion of Funds Distributor, Inc.